PRESS RELEASE

Juniata Valley Financial Corp. Announces Earnings and Declares Quarterly Dividend

Mifflintown, PA –January 22, 2010— Francis J. Evanitsky, President and Chief Executive Officer of Juniata Valley Financial Corp. (OTC BB: JUVF), announced operating results for the fourth quarter of 2009 and for the year ended December 31.

Diluted earnings per share for the year ended December 31, 2009 were $1.18, a decrease of 9.9% as compared to the year ended December 31, 2008. Net income for the year ended December 31, 2009 was $5,106,000, a 10.8% decrease from 2008. Total assets at the end of 2009 were $442.1 million, 3.3% higher than at year-end 2008.

Net income for the fourth quarter of 2009 was $1,243,000, a decrease of $231,000, or 15.7%, compared to the fourth quarter of 2008. Diluted earnings per share decreased from $0.34 to $0.29, a 14.7% decrease from the 2008 quarter.

Net interest income was approximately $16.0 million in 2009, as compared to $16.2 million in 2008. The net interest margin, on a fully tax-equivalent basis, decreased 11 basis points, from 4.34% to 4.23%, when comparing the two periods, as the yield on earning assets has decreased more quickly than the cost to fund those assets. An increase in the loan loss provision, to $627,000 in 2009 compared to $421,000 in 2008, resulted primarily from an increase in non-performing loans since year-end 2008. Non-performing loans increased by $2,078,000 from December 31, 2008 to December 31, 2009, and the ratio of non-performing loans to total bank capital increased from 4.5% at year-end 2008 to 8.9% at year-end 2009. Mr. Evanitsky commented, “According to the Uniform Bank Performance Report most recently published by the FDIC as of September 30, 2009, our peer group (defined as all insured commercial banks with assets between $300 million and $1 billion), on average, had non-performing loans totaling 23.9% of bank capital. This comparison gives some insight into the strength of our capital and the credit quality of our loan portfolio.”

Non-interest income increased by $134,000 in the full year of 2009, as compared to 2008. There were several items that impact comparability when making comparisons of non-interest income between the two periods. Charges to earnings for equity securities deemed to be other-than-temporarily impaired of $226,000 and $554,000 were recorded in 2009 and 2008, respectively. Gains on the sale of properties formerly used as branch locations also occurred in 2008 and 2009, adding $14,000 and $58,000 to non-interest income, respectively. Additionally, in 2009, non-interest income included $40,000 for Pennsylvania sales tax refunds and $323,000 for deferred fees earned on the sale of credit life insurance. In 2008, the Corporation recorded a $179,000 gain from receipt of life insurance proceeds, $38,000 from the partial redemption of VISA shares and $33,000 in gains from the disposition of securities. In 2009, a loss of $33,000 was recorded upon the disposal of properties held as other real estate. Excluding each of the items that impact comparability, non-interest income was $230,000 less in 2009 than in the 2008 year. The decrease was primarily due to lower commissions earned on the sales of non-deposit products in the 2009 period in comparison to the 2008 period and lower fees received from trust services.

Non-interest expense increased by $611,000, or 5.1%, in 2009 as compared to 2008. Two items impacted comparability in the non-interest expense category, one decreasing non-interest expense in the 2008 period and the other increasing non-interest expense in the 2009 period. In 2008, certain unvested benefits were forfeited, resulting in an adjustment to the accrued liability for post-retirement benefits, and a decrease in non-interest expense, of $106,000. In 2009’s second quarter, banks were charged for a special assessment by the FDIC, which is intended to replenish the Bank Insurance Fund. In Juniata’s case, the assessment resulted in non-interest expense of $194,000. These two items resulted in a $300,000 increase in non-interest expense period-to-period. The remaining variance was primarily due to the significant increase in regular, recurring FDIC deposit insurance premiums. The normal deposit insurance premium expense (exclusive of the special premium) for the year of 2009 was $381,000 higher than the premium expense in the year 2008. Excluding the adjustment for post-retirement benefits and the total impact of FDIC deposit insurance premiums, non-interest expense was $70,000 less in the 2009 year than in 2008. Excluding the FDIC insurance expense when comparing quarter to quarter, the fourth quarter’s non-interest expense in 2009 was $101,000, or 3.4% higher than in the fourth quarter of 2008.

Annualized return on average equity for the 2009 year and the fourth quarter of 2009 was 10.31% and 9.84%, respectively, compared to the prior year’s ratios for the same periods of 11.76% and 12.14%, respectively. For the year and three months ended December 31, 2009, annualized return on average assets was 1.17% and 1.14%, respectively, versus 1.34% and 1.36%, respectively, for the same periods in 2008.

Mr. Evanitsky commented, “As I stated last quarter, although we are disappointed to be reporting lower quarter and year-to-date earnings in 2009 compared to the prior year, we stand firm in the belief that our business plan is sound. Our performance ratios, even though slightly decreased, continue to outperform most of our peers, and the industry as a whole. We’ve been reporting to our shareholders that we have a strong balance sheet, built on safe and conservative principles over many years, and we believe this foundation will sustain us through the remainder of the difficult operating conditions brought about by a weak economy.” He went on to comment, “In support of our statements about strength relative to peers, I point to the Uniform Bank Performance Report from September 30, 2009, that shows our peer banks returning 0.31% on average bank assets as compared to Juniata Valley Bank’s 1.21%. Likewise, the return on bank equity on average for our peers was 2.97% compared to Juniata’s return of 11.95%.”

The $0.20 dividend per share paid in the fourth quarter of 2009 reflected an increase of 5.3% over the dividend paid in the fourth quarter of 2008. Mr. Evanitsky further announced that, on January 19, 2010, Juniata Valley’s Board of Directors declared a cash dividend of $0.20 per share for the first quarter, payable on March 1, 2010 to shareholders of record on February 15, 2010, reflecting a 5.3% increase in regular dividends as compared to the prior year’s first quarter.

The Juniata Valley Bank, the principal subsidiary of Juniata Valley Financial Corp., is headquartered in Mifflintown, Pennsylvania, with twelve community offices located in Juniata, Mifflin, Perry and Huntingdon Counties. In addition, Juniata Valley owns 39.16% of the First National Bank of Liverpool, which it carries under the equity method of accounting. More information regarding Juniata Valley Financial Corp. and The Juniata Valley Bank can be found online at www.JVBonline.com. Juniata Valley Financial Corp. trades over the counter under the symbol JUVF.OB.

*This press release may contain “forward looking” information as defined by the Private Securities Litigation Reform Act of 1995. When words such as “believes”, “expects”, “anticipates” or similar expressions are used in this release, Juniata Valley is making forward-looking statements. Such information is based on Juniata Valley’s current expectations, estimates and projections about future events and financial trends affecting the financial condition of its business. These statements are not historical facts or guarantees of future performance, events or results. Such statements involve potential risks and uncertainties and, accordingly, actual results may differ materially from this “forward looking” information. Juniata Valley undertakes no obligation to publicly update or revise forward looking information, whether as a result of new or updated information, future events, or otherwise. Many factors could affect future financial results including, without limitation, the current disruptions in the financial and credit markets, changes in interest rates and their impact on the level of deposits, loan demand and value of loan collateral, increased competition from other financial institutions, market value deterioration in the financial services sector, FDIC deposit insurance premiums, governmental monetary policy, legislation and changes in banking regulations, risks associated with the effect of opening a new branch, the ability to control costs and expenses, and general economic conditions.

For a more complete discussion of certain risks and uncertainties affecting Juniata Valley, please see the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Forward-Looking Statements” set forth in the Juniata Valley’s filings with the Securities and Exchange Commission.